SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549







                                 FORM 8-K/A



                               Amendment No. 1


              Current Report Pursuant to Section 13 OR 15(d) of
                         The Securities Act of 1934


Date of Report (Date of earliest event reported)                  May 31, 1996


                        Commission File No.   0-27958


                            FLANDERS CORPORATION



    North Carolina                  0-27958              13-3368271
(State of incorporation.)    Commission File Number   (IRS Employer
                                                       Identification Number)

                          531 Flanders Filters Road
                      Washington, North Carolina  27889
        (Address, including zip code, of principal executive offices)



    Registrant's telephone number, including area code:    (919) 946-8081

Item 2.   ACQUISITION OR DISPOSITION OF ASSETS

On May 31, 1996, Flanders Corporation (the "Company") completed the acquisition of all of the outstanding capital stock of Charcoal Service Corporation, a North Carolina Corporation ("CSC"), along with certain land and buildings formerly owned by the shareholders of CSC, pursuant to a stock purchase agreement dated March 22, 1996, as amended. The acquisition was effective as of June 1, 1996.

The purchase price for CSC was U.S. $4,435,690, subject to a post-closing purchase price adjustment (the "Purchase Price"), and was paid in cash. The post-closing purchase price adjustment consisted of 100,000 shares of the Company's common stock, to be issued and held in escrow as a valuation allowance, pending the realized value of future cash flows. The Company also capitalized $143,474 of offering expenses, consisting of legal fees, professional fees and other miscellaneous offering-related expenses. The acquisition by the Company of CSC has been accounted for by the Company as a purchase.

CSC is a highly focused company specializing in "containment" air filtration systems and services. Containment systems are high quality, high efficiency systems used to filter and contain dangerous particulate and/or gaseous contaminants. CSC designs, manufactures, tests and installs custom and off-the-shelf containment filtration systems, frequently as a single-source supplier. As a single source supplier, CSC is responsible for each compoment in the system and can therefore guarantee a reliable, efficient system. CSC also refills or replaces spent media both on site and at its main facility, where appropriate. CSC's offices are located at its 44,282 square foot manufacturing facility in Bath, North Carolina. The Company plans to continue operating CSC as a subsidiary at its current location.


Item 7.		FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a) Financial statements of business acquired

    Financial statements at February 29, 1996, April 30, 1995 and April 30,
    1994:

      Independent Auditor's Report
      Balance sheets
      Statements of income
      Statements of retained earnings
      Statements of cash flows
      Notes to financial statements

    Unaudited financial statements at June 30, 1996:

      Balance sheet at June 30, 1996
      Statement of income for the four months ended June 30, 1996
      Statement of cash flows for the four months ended June 30, 1996

(b) Pro Forma Financial Information:

    Unaudited pro forma statement of income for year ended December 31, 1995 Unaudited pro forma statement of income for six months ended June 30, 1996 Unaudited pro forma balance sheet at June 30, 1996

(c) Exhibits

Exhibit 2.1   Stock Purchase Agreement dated March 22, 1996, by and
              between Flanders Corporation and the Shareholders of
              Charcoal Service Corporation                     Previously Filed

Exhibit 5.1   Consent of McGladrey & Pullen, L.L.P.

                                 SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       FLANDERS CORPORATION


                                       By:	/s/ Steven K. Clark

                                       Its:	 Chief Financial Officer

                        CHARCOAL SERVICE CORPORATION


                              FINANCIAL REPORT

                              FEBRUARY 29,1996,
                       APRIL 30,1995 and APRIL 30,1994

                        CHARCOAL SERVICE CORPORATION


                                  OFFICERS


                              James R. Edwards
                                  President



                                 John Cherry
                               Vice President


Pam Butler                                                        Karen Waters
Secretary                                                          Treasurer


                                  CONTENTS


INDEPENDENT AUDITOR'S REPORT                                                 1


FINANCIAL STATEMENTS
Balance sheets                                                               2
Statements of income                                                         3
Statements of retained earnings                                              4
Statements of cash flows                                                5 -  6
Notes to financial statements                                           7 - 12

                           MCGLADREY & PULLEN, LLP
                Certified Public Accountants and Consultants


                        INDEPENDENT AUDITOR'S REPORT


To the Board of Directors
Charcoal Service Corporation
Bath, North Carolina


We have audited the accompanying balance sheets of Charcoal Service Corporation as of February 29, 1996, April 30, 1995 and April 30, 1994, and the related statements of income, retained earnings, and cash flows for the ten months ended February 29, 1996 and for each of the two years in the period ended April 30, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Charcoal Service Corporation as of February 29, 1996, April 30, 1995 and April 30, 1994, and the results of its operations and its cash flows for the ten months ended February 29, 1996 and for each of the two years in the period ended April 30, 1995, in conformity with generally accepted accounting principles.




                                        /s/ McGladrey & Pullen, L.L.P.


New Bern, North Carolina

March 25, 1996, except for the first
paragraph of Note 15, as to which the
date is June 1, 1996, and the second
paragraph of Note 15, as to which the
date is July 24, 1996.

CHARCOAL SERVICE CORPORATION

BALANCE SHEETS
February 29, 1996 and April 30, 1995 and 1994



ASSETS                                                   1996          1995          1994
- ---------------------------------------------------------------------------------------------
Current Assets
Cash and cash equivalents                            $    92,470   $   172,582   $   551,551
Receivables:
  Trade (Note 4)                                         706,630       632,805       634,720
  Other                                                   21,067        12,557        92,329
  Notes receivable, stockholders (Note 11)               435,689       298,875          -
  Inventories (Note 2)                                 1,518,834     1,449,558     1,219,452
  Deferred income taxes (Note 7)                          19,324        30,562        15,932
  Income tax refund claim                                  8,647         5,443          -
  Prepaid expenses                                        15,665         2,464         4,013
                                                    ------------- ------------- -------------
Total current assets                                   2,818,326     2,604,846     2,517,997

Notes receivable, stockholders (Note 11)                    -             -          320,903
Leasehold improvements and equipment, net (Note 3)       770,812       483,232       588,926
                                                    ------------- ------------- -------------
                                                     $ 3,589,138   $ 3,088,078   $ 3,427,826
                                                    ============= ============= =============

LIABILITIES AND STOCKHOLDERS'EQUITY
- ---------------------------------------------------------------------------------------------
Current Liabilities
  Current maturities of long-term debt               $      -      $      -      $    63,000
  Accounts payable (Note 5)                              588,078       116,731       258,238
  Accrued expenses (Note 6)                              112,938       137,090       134,138
  Income taxes payable                                      -             -            3,984
                                                    ------------- ------------- -------------
Total current liabilities                                701,016       253,821       459,360
                                                    ------------- ------------- -------------

Long-Term Debt, less current maturities                     -             -          131,250
                                                    ------------- ------------- -------------
Deferred income taxes (Note 7)                            74,324        72,138        88,014
                                                    ------------- ------------- -------------
Commitments (Notes 4, 8 and 12)

Stockholders' Equity (Notes 8 and I 1)
  Common stock, $1 par value; authorized 100,000
    shares; issued 1,000 shares                            1,000         1,000         1,000
  Retained earnings                                    2,812,798     2,761,119     2,748,202
                                                    ------------- ------------- -------------
                                                       2,813,798     2,762,119     2,749,202
                                                    ------------- ------------- -------------
                                                     $ 3,589,138   $ 3,088,078   $ 3,427,826
                                                    ============= ============= =============



See Notes to Financial Statements.

CHARCOAL SERVICE CORPORATION

STATEMENTS OF INCOME
Ten Months Ended February 29, 1996 and Years Ended April 30, 1995 and 1994




                                                         1996          1995          1994
- ---------------------------------------------------------------------------------------------
Net Sales                                            $ 4,098,879   $ 3,761,628   $ 4,608,206
Cost of Goods Sold (Notes 9, 10, 11 and 12)            2,684,682     2,334,854     2,926,831
                                                    ------------- ------------- -------------
              Gross profit                             1,414,197     1,426,774     1,681,375

Selling, general and administrative expenses
   (Notes 9, 10, 11 and 12)                            1,420,231     1,481,317     1,630,302


Operating income (loss)                                   (6,034)      (54,543)       51,073

Nonoperating income (expenses):
  Interest income (Note 11)                               25,788        35,265        26,433
  Other income                                            70,626        52,079        12,618
  Interest expense                                        (6,504)      (13,833)      (18,450)
  Involuntary conversion gain (Note 14)                     -             -          167,697
                                                    ------------- ------------- -------------
       Income before income taxes                         83,876        18,968       239,371

Federal and state income taxes (Note 7)                   32,197         6,051        66,612
                                                    ------------- ------------- -------------
       Net income                                    $    51,679   $    12,917   $   172,759
                                                    ============= ============= =============


See Notes to Financial Statements.

CHARCOAL SERVICE CORPORATION

STATEMENTS OF RETAINED EARNINGS
Ten Months Ended February 29, 1996 and Years Ended April 30, 1995 and 1994




                                                         1996          1995          1994
- ---------------------------------------------------------------------------------------------
Balance, beginning                                   $ 2,761,119   $ 2,748,202   $ 2,575,443
	Net income                                            51,679        12,917       172,759
                                                    ------------- ------------- -------------
Balance, ending                                      $ 2,812.798   $ 2,761,119   $ 2,748,202
                                                    ============= ============= =============


See Notes to Financial Statements.

CHARCOAL SERVICE CORPORATION

STATEMENTS OF CASH FLOWS
Ten Months Ended February 29, 1996 and Years Ended April 30, 1995 and 1994

                                                         1996          1995          1994
- ---------------------------------------------------------------------------------------------
Cash Flows from Operating Activities:
  Net income                                         $    51,679   $    12,917   $   172,759
  Adjustments to reconcile net income to net cash
    provided by (used in) operating activities:
      Depreciation                                       116,695       121,280       119,769
      Interest income on shareholder loans               (19,256)      (20,119)      (22,777)
      Loss on sale of equipment                             -            5,625        20,783
      Involuntary conversion gain                           -             -         (167,697)
      Deferred income taxes                               13,424       (30.506)       34,628
      Changes in working capital components:
        Trade and other receivables                      (82,335)       81,687       242,011
        Inventories                                      (69,276)     (230,106)       92,651
        Income tax refund claim                           (3,204)       (5,443)       76,855
        Prepaid expenses                                 (13,201)        1,549        (2,506)
        Accounts payable                                 471,347      (141,507)      (19,572)
        Accrued expenses                                 (24,152)        2,952       (16,381)
        Income taxes payable                                -           (3,984)        3,984
                                                    ------------- ------------- -------------
          Net cash provided by (used in)
            operating activities                         441,721      (205,655)      534,507
                                                    ------------- ------------- -------------

Cash Flows from Investing Activities
  Purchase of leasehold improvements and equipment      (404,275)      (21,211)     (210,563)
  Maturities of certificate of deposit                      -             -          300,000
  Proceeds from sale of leaschold improvements
    and equipment                                           -             -            3,159
  Disbursements on notes receivable from stockholders   (117,558)         -         (102,922)
  Proceeds from notes receivable from stockholders          -           42,147          -
  Insurance proceeds received from involuntary conversion   -             -          195,361
                                                    ------------- ------------- -------------
        Net cash provided by (used in)
          investing activities                          (521,833)       20,936       185,035
                                                    ------------- ------------- -------------

Cash Flows from Financing Activities
  Proceeds from line of credit                           344,000          -          408,000
  Principal payments on line of credit                  (344,000)         -         (533,000)
  Principal payments on long-term borrowings                -         (194,250)      (63,000)
                                                    ------------- ------------- -------------
        Net cash used in financing activities               -         (194,250)     (188,000)
                                                    ------------- ------------- -------------

        Net increase (decrease) in cash and
          cash equivalents                               (80,112)     (378,969)      531,542


                                 (Continued)

CHARCOAL SERVICE CORPORATION

STATEMENTS OF CASH FLOWS
Ten Months Ended February 29, 1996 and Years Ended April 30, 1995 and 1994 (Continued)

                                                         1996          1995          1994
- ---------------------------------------------------------------------------------------------
Cash and Cash Equivalents
  Beginning                                              172,582       551,551        20,009
                                                    ------------- ------------- -------------
  Ending                                             $    92,470   $   172,582   $   551,551
                                                    ============= ============= =============


Supplemental Disclosures of Cash Flow Information
  Cash paid (refunded) for:
    Interest                                         $     6,504   $    14,451   $    18,821
                                                    ============= ============= =============
    Income taxes, net of refunds 1996  $5,443;
      1994  $76,855                                  $    21,977   $    45,984   $   (48,855)
                                                    ============= ============= =============

Supplemental Schedules of Noncash Investing Activities
  Increase in notes receivable, stockholders
    in lieu of receiving interest payments           $    19,256   $    20,119   $    22,777
                                                    ============= ============= =============


See Notes to Financial Statements.

CHARCOAL SERVICE CORPORATION

NOTES TO FINANCIAL STATEMENTS
- -------------------------------------------------------------------------------

Note 1.   Nature of Business and Significant Accounting Policies

Nature of Business: The Company's primary business activity is manufacturing high-efficiency air filtration products for control of gaseous and particulate contaminants for national and international customers and providing related services. The Company sells its products primarily to contractors and industrial users in North America. The Company's work is performed under fixed-price contracts with payment provisions based on the terms the Company negotiates with individual customers. The length of the Company's contracts varies but typically is less than one year.

A summary of the Company's significant accounting policies follows:

Estimates:	The preparation of financial statements in conformity with
generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents: The Company maintains its cash in bank deposit accounts, which at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts. The Company believes it is not exposed to any significant credit risk on cash and cash equivalents. For purposes of reporting cash flows, the Company considers all cash accounts which are not subject to withdrawal restrictions and certificates of deposit which have an original maturity of three months or less to be cash equivalents.

Inventories: Inventories are valued at lower of cost (first-in, first-out method) or market.

Leasehold Improvements and Equipment: Leasehold improvements and equipment are stated at cost. Depreciation is computed by the straight-line method over estimated useful lives.

Income taxes: Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

CHARCOAL SERVICE CORPORATION

NOTES TO FINANCIAL STATEMENTS
- -------------------------------------------------------------------------------


Note 2.    Inventories

Inventories consists of the following at February 29, 1996, April 30, 1995 and April 30, 1994:

                                                         1996          1995          1994
- ---------------------------------------------------------------------------------------------
Raw materials                                        $   415,307   $   549,426   $   458,695
Work in progress                                         885,850       741,751       517,218
Finished goods                                           217,677       158,381       243,539
                                                    ------------- ------------- -------------
                                                     $ 1,518,834   $ 1,449,558   $ 1,219,452
                                                    ============= ============= =============


Note 3. Leasehold Improvements and Equipment

Leasehold improvements and equipment consists of the following at February 29, 1996, April 30, 1995 and April 30, 1994:


                                                         1996          1995          1994
- ---------------------------------------------------------------------------------------------
Leasehold improvements and equipment:
  Leasehold improvements                             $   357,826   $   357,064   $   356,052
  Machinery and equipment                                995,446       637,197       661,210
  Automobiles and trucks                                  37,379        37,379        37,379
  Office furniture, fixtures and equipment               241,782       196,518       191,808
                                                    ------------- ------------- -------------
                                                       1,632,433     1,228,158     1,246,449

  Less accumulated depreciation                          861,621       744,926       657,523
                                                    ------------- ------------- -------------
                                                     $   770,812   $   483,232   $   588,926
                                                    ============= ============= =============


Note 4. Revolving Credit Agreement and Pledged Assets

The Company has a revolving credit agreement with a bank, which expires September 30, 1996. This agreement provides for maximum borrowings based on the lessor of a defined borrowing base or $400,000. Interest is charged at the bank's prime rate (8.25% at February 29, 1996) plus .625%. The revolving credit agreement is collateralized by trade receivables. At February 29, 1996, there was no balance outstanding under this agreement.

CHARCOAL SERVICE CORPORATION

NOTES TO FINANCIAL STATEMENTS
- -------------------------------------------------------------------------------


Note 5.   Accounts Payable

Accounts payable consists of the following at February 29, 1996, April 30, 1995 and April 30, 1994:

                                                         1996          1995          1994
- ---------------------------------------------------------------------------------------------
Accounts payable, trade                              $   534,593   $   110,422   $   169,747
Commission payable                                        25,285         6,309        28,233
Customer deposits                                         28,200          -           60,258
                                                    ------------- ------------- -------------
                                                     $   588,078   $   116,731   $   258,238
                                                    ============= ============= =============


Note 6. Accrued Expenses

Accrued expenses consists of the following at February 29, 1996, April 30, 1995 and April 30, 1994:

                                                         1996          1995          1994
- ---------------------------------------------------------------------------------------------
Bonuses (Note 9)                                     $    82,500   $    95,000   $   100,000
Vacation                                                   8,124        15,090        14,167
Profit sharing (Note 10)                                  12,500        15,000        10,000
Salaries & wages                                           6,893         8,802         4,889
Other accrued expenses                                     2,921         3,198         5,082
                                                    ------------- ------------- -------------
                                                     $   112,938   $   137,090   $   134,138
                                                    ============= ============= =============


Note 7. Income Tax Matters

Total deferred tax assets and liabilities as of February 29, 1996, April 30, 1995 and April 30, 1994, were as follows:

                                                         1996          1995          1994
- ---------------------------------------------------------------------------------------------
Deferred tax assets:
  Inventory allowances                               $    18,678   $      -      $      -
  Accrued expenses                                         2,845         5,878        10,174
  Deferred revenue on long-term contracts                   -           24,684          -
  Net economic loss carryforwards                           -             -            5,758
                                                    ------------- ------------- -------------
                                                          21,523        30,562        15,932
  Less valuation allowance                                (2,199)         -             -
                                                    ------------- ------------- -------------
                                                          19,324        30,562        15,932

Deferred tax liabilities:
  Leasehold improvements and equipment                   (74,324)      (72,138)      (88,014)
                                                    ------------- ------------- -------------
                                                     $   (55,000)  $   (41,576)  $   (72,082)
                                                    ============= ============= =============

CHARCOAL SERVICE CORPORATION

NOTES TO FINANCIAL STATEMENTS
- -------------------------------------------------------------------------------


Note 7. Income Tax Matters (Continued)

The components giving rise to the net deferred tax liabilities described above have been included in the accompanying balance sheets at February 29, 1996, April 30, 1995 and April 30, 1994 as follows:

                                                         1996          1995          1994
- ---------------------------------------------------------------------------------------------
Current assets                                       $    19,324   $    30,562   $    15,932
Noncurrent liabilities                                   (74,324)      (72,138)      (88,014)
                                                    ------------- ------------- -------------
                                                     $   (55,000)  $   (41,576)  $   (72,082)
                                                    ============= ============= =============

The provision for income taxes charged to operations for the ten months ended February 29, 1996, and the years ended April 30, 1995 and April 30, 1994, consists of the following:

                                                         1996          1995          1994
- ---------------------------------------------------------------------------------------------
Current tax expense                                  $    18,773   $    36,557   $    31,984
Deferred tax expense (benefit)                            13,424       (30,506)       34,628
                                                    ------------- ------------- -------------
                                                     $    32,197   $     6,051   $    66,612
                                                    ============= ============= =============

The provision for income taxes for the ten months ended February 29, 1996 and the years ended April 30, 1995 and 1994 differs from the amount obtained by applying the U.S. federal income tax rate to pre-tax income due to the following:

                                                         1996          1995          1994
- ---------------------------------------------------------------------------------------------
Computed "expected" tax expense                      $    28,517   $     6,449   $    81,386

Increase (reductions) in tax resulting from:
  Nondeductible expenses                                     336           955          -
  State income taxes net of federal
    tax benefit                                            4,341         1,666          -
  Change in valuation allowance                            2,198          -             -
  Benefit of income taxed at lower rates                 (11,903)       (3,019)      (14,774)
  Effect of changes in tax rates for future
    periods                                                8,708          -             -
                                                    ------------- ------------- -------------
                                                     $    32,197   $     6,051   $    66,612
                                                    ============= ============= =============


Note 8.    Stock Repurchase Agreement

The company has entered into an agreement under which it has agreed to purchase all shares of common stock owned by its Vice- President upon the termination of his employment. At February 29, 1996, the Vice-President owned 350 shares of stock. The purchase price shall be the stock's book value, determined using generally accepted accounting principles, plus or minus 25% based upon the conditions of his termination.

CHARCOAL SERVICE CORPORATION

NOTES TO FINANCIAL STATEMENTS
- -------------------------------------------------------------------------------


Note 9.    Discretionary Bonuses

The Company pays discretionary cash bonuses to its employees. The amount of these cash bonuses included in cost of goods sold and operating expenses totaled $82,500 for the ten months ended February 29, 1996, and $95,000 and $ 1 00,000 for the years ended April 30, 1995, and 1994, respectively.


Note 10.  Profit-Sharing Plan

The Company has a contributory profit-sharing plan for those employees who meet the eligibility requirements set forth in the plan. Substantially all of the Company's full-time employees are covered by the plan. The Company's contribution, which is at the discretion of the Company's Board of Directors, is limited to 15% of participants' base salary. Participants' interest become fully vested after six years of service and may be withdrawn upon attaining age 55. The Company's contribution was $12,500 for the ten months ended February 29, 1996, $15,000 for year ended April 30, 1995, and $10,000 for the year ended April 30, 1994.


Note 11.  Related Party Transactions and Balances

The Company had unsecured notes receivable from stockholders totaling $435,689, $298,875 and $320,903 at February 29, 1996, April 30, 1995 and April 30, 1994,
respectively. The notes bear interest rates ranging from 6.42% to 6.60%. The outstanding principal and interest are due April 30, 1996.

The Company conducts its operations from facilities rented from stockholders under month-to-month agreements. Rental expense under these agreements was $86,629 for the ten months ended February 29, 1996 and $113,032 for the years ended April 30, 1995 and 1994.

On February 14, 1996, the stockholders of the Company entered into a tentative agreement to sell their stock to Flanders Corporation. See Note 15.


Note 12.  Lease Commitments and Total Rental Expense

The total rental expense charged to operations totaled $93,763 for the 10 months ended February 29, 1996, and $121,495 and $123,687 for the years ended April 30, 1995, and 1994, respectively. As of February 29, 1996, the Company did not have any material lease commitments.

CHARCOAL SERVICE CORPORATION

NOTES TO FINANCIAL STATEMENTS
- -------------------------------------------------------------------------------


Note 13.  Disclosures About Fair Value of Financial Instruments

The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

Cash equivalents: The carrying amount approximates fair value because of the short maturity of those instruments.

Notes receivable stockholders: The carrying amount approximates fair value because of the short maturity of those instruments.


Note 14.  Involuntary Conversion

During the fiscal year ended April 30, 1994, a building leased by the Company was destroyed by fire. At the time of the fire, the building contained equipment and leasehold improvements owned by the Company, which were totally destroyed. The Company was fully insured for the replacement cost of these assets and agreed to a settlement of $195,361.

The nonoperating gain of $167,697 represents insurance settlement proceeds in excess of the aggregate book value of equipment and leasehold improvements destroyed by the fire. The Company is not required to pay income taxes on this gain until the ultimate disposition of the replacement assets.

Note 15.  Subsequent Events

On June 1, 1996 the stockholders of the company sold all of their outstanding shares to Flanders Corporation.

During April 1996, the Company entered into a long term note agreement, due March 2001, with a financing company for the purchase of manufacturing equipment for the principal amount of $340,200. The terms of the agreement stipulate sixty
(60) monthly installments in the amount of $5,670 each, plus the entire amount of interest accrued on this note at the time of each installment. Interest on this Note shall accrue on the principal balance at a rate which is two hundred sixty-seven (267) points over the One Month London Interbank Offered Rate ("LIBOR") as such rate shall vary from month to month. This note is collateralized by substantially all present and future accounts, accounts receivable, and contract rights. The amount of this obligation was included in accounts payable at February 29, 1996.

                        CHARCOAL SERVICE CORPORATION


                       Unaudited Financial Statements
                                June 30, 1996

                        Charcoal Service Corporation
                                Balance Sheet
                                June 30, 1996
                                 (Unaudited)


ASSETS
- -------------------------------------------------------------------------------
Current assets
  Cash and cash equivalents                                        $    16,816
  Receivables:
    Trade                                                              804,843
    Other                                                              452,481
  Inventories                                                        1,906,767
  Deferred taxes                                                        19,324
  Other current assets                                                  80,589
                                                                  -------------
        Total current assets                                         3,280,820

Intangible assets                                                      716,179
Property and equipment, net of accumulated depreciation and
  amortization of $62,000                                            2,026,329
                                                                  -------------
                                                                   $ 6,023,328
                                                                  =============

LIABILITIES AND STOCKHOLDERS'EQUITY
- -------------------------------------------------------------------------------

Current liabilities
  Current maturities of long-term debt                             $    68,040
  Accounts payable                                                     523,484
  Income taxes payable                                                  69,000
  Accrued expenses                                                      74,974
                                                                  -------------
        Total current liabilities                                      735,498
                                                                  -------------

Long-term debt, less current maturities                                255,150
Deferred income taxes                                                  340,000

Stockholder's equity
  Common stock, $1 par value; authorized 100,000 shares;
    issued and outstanding 1,000 shares                                  1,000
  Additional paid-in capital                                         4,578,164
  Retained earnings                                                    113,516
                                                                  -------------
        Total stockholders' equity                                   4,692,680
                                                                  -------------
                                                                   $ 6,023,328
                                                                  =============

                        Charcoal Service Corporation
                             Statement of Income
                       Four Months Ended June 30,1996
                                 (Unaudited)

Net sales                                                          $ 1,608,320
Cost of goods sold                                                   1,146,237
                                                                  -------------
        Gross Profit                                                   462,083
                                                                  -------------

Operating expenses                                                     343,480
                                                                  -------------
        Operating income                                               118,603
                                                                  -------------
Nonoperating income (expense):
  Other income (expense)                                                71,246
  Interest expense                                                      (7,333)
                                                                  -------------
                                                                        63,913
                                                                  -------------
        Income before income taxes                                     182,516

Income taxes                                                            69,000
                                                                  -------------
        Net income                                                     113,516
                                                                  =============

                        Charcoal Service Corporation
                           Statement of Cash Flows
                       Four Months Ended June 30,1996
                                 (Unaudited)


                             NET CASH (USED) BY
                           OPERATING ACTIVITIES    $   (72,800)

CASH USED BY INVESTING ACTIVITIES
  Purchase of equipment                                 (2,854)
                                                  -------------

                NET INCREASE (DECREASE) IN CASH        (75,654)

CASH AT BEGINNING OF PERIOD                             92,470
                                                  -------------
                          CASH AT END OF PERIOD    $    16,816
                                                  =============

SUPPLEMENTAL DISCLOSURE OF
  CASH FLOW INFORMATION

INTEREST PAID                                      $     7,333
                                                  =============
CASH PAID FOR INCOME TAXES                         $      -
                                                  =============

SUPPLEMENTAL SCHEDULE OF NON-CASH
  FINANCING ACTIVITY:
    Conversion of trade payable obligation
      to note payable                              $   323,190
                                                  =============

                            FLANDERS CORPORATION


       Unaudited Pro Forma Condensed Consolidated Statements of Income
                     December 31, 1995 and June 30, 1996


          Unaudited Pro Forma Condensed Consolidated Balance Sheet
                                June 30, 1996

                  Unaudited Pro Forma Financial Information

The Unaudited Pro Forma Consolidated Statements of Income for the year ended December 31, 1995 and the six months ended June 30, 1996 and the Unaudited Pro Forma Consolidated Balance Sheet as of June 30, 1996 for Flanders Corporation are set forth below.

The Unaudited Pro Forma Consolidated Balance Sheet has been prepared as of June 30, 1996, and does not differ materially from the Company's Consolidated Balance Sheet as of June 30, 1996.

The Unaudited Pro Forma Consolidated Statements of Income have been prepared assuming that the Acquisition had occurred on the first day of the periods presented therein. These Unaudited Pro Forma Consolidated Statements of Income do not purport to represent the operations of the Company had the Acquisition, in fact, occurred at the beginning of the respected periods, or to project the results of operations for any future period.


                            Flanders Corporation
            Pro Forma Condensed Consolidated Statement of Income
                        Year Ended December 31, 1995
                                 (Unaudited)

                                                Historical
                                      -----------------------------
                                                                       Pro Forma
                                          Company          CSC        Adjustments             Pro Forma
                                      -------------- -------------- --------------         --------------
Net sales                              $ 38,494,261   $  5,076,557   $       -              $ 43,570,818
Cost of goods sold                       28,953,729      3,334,545           -                32,288,274
                                      -------------- -------------- --------------         --------------
        Gross profit                      9,540,532      1,742,012           -                11,282,544

Other Operating Revenue                     141,549           -              -                   141,549

General and administrative expenses       7,262,668      1,659,503        (71,287)<F1><F2>     8,850,884
                                      -------------- -------------- --------------         --------------
Operating income                          2,419,413         82,509         71,287              2,573,209

Nonoperating income (expense):
  Interest income                              -            28,859        191,766 <F3>           220,625
  Other income                               43,852         67,358           -                   111,210
  Interest expense                         (633,029)        (7,970)          -                  (640,999)
                                      -------------- -------------- --------------         --------------
                                           (589,177)        88,247        191,766               (309,164)
                                      -------------- -------------- --------------         --------------
        Income before income taxes        1,830,236        170,756        263,053              2,264,045

Income taxes                                684,582         59,912         99,960                844,454
                                      -------------- -------------- --------------         --------------
        Net income                     $  1,145,654   $    110,844   $    163,093           $  1,419,591
                                      ============== ============== ==============         ==============

Earnings per weighted average
  common and common equivalent
  share outstanding:                   $       0.12                                         $       0.12
                                      ==============                                       ==============

Weighted average common and
  common equivalent shares
  outstanding:                            9,831,996                     1,537,315             11,369,311
                                      ==============                ==============         ==============

<F1>
To reflect amortization and depreciation of write-up of market value of plant and equipment.
<F2>
To reflect removal of leases paid on buildings included in purchase of CSC of $113,032.
<F3>
To reflect interest income from cash net of purchase of CSC received in offering.

                            Flanders Corporation
            Pro Forma Condensed Consolidated Statement of Income
                       Six Months Ended June 30, 1996
                                 (Unaudited)

                                                Historical
                                      -----------------------------
                                                                       Pro Forma
                                          Company          CSC        Adjustments             Pro Forma
                                      -------------- -------------- --------------         --------------
Net sales                              $ 24,844,592   $  2,196,604   $       -              $ 27,041,196
Cost of goods sold                       18,839,169      1,537,623           -                20,376,792
                                      -------------- -------------- --------------         --------------
        Gross profit                      6,005,423        658,981           -                 6,664,404

General and administrative expenses       4,204,988        477,660        (19,041)<F1><F2>     4,663,607

Operating income                          1,800,435        181,321         19,041              2,000,797

Nonoperating income (expense):
  Interest income                            17,282          2,988         63,922<F3>             84,192
  Other income                              303,847         76,416           -                   380,263
  Interest expense                         (138,235)        (8,418)          -                  (146,653)
                                      -------------- -------------- --------------         --------------
                                            182,894         70,986         63,922                317,802
                                      -------------- -------------- --------------         --------------
        Income before income taxes        1,983,329        252,307         82,963              2,318,599

Income taxes                                748,876         96,000         31,526                876,402
                                      -------------- -------------- --------------         --------------
        Net income                     $  1,234,453   $    156,307   $     51,437           $  1,442,197
                                      ============== ============== ==============         ==============

Earnings per weighted average
  common and common equivalent
  share outstanding:
    Primary                            $       0.08                                         $       0.08
                                      ==============                                       ==============
    Fully Diluted                      $       0.07                                         $       0.08
                                      ==============                                       ==============
Weighted average common and
  common equivalent shares
  outstanding:
    Primary                              15,921,741                     1,537,315             17,459,056
                                      ==============                ==============         ==============
    Fully Diluted                        16,504,376                     1,537,315             18,041,691
                                      ==============                ==============         ==============

<F1>
To reflect amortization and depreciation of write-up of market value of plant and equipment.
<F2>
To reflect removal of leases paid during January and February 1996 on buildings included in purchase of CSC of $43,314.
<F3>
To reflect 5 months' interest income from cash net of purchase of CSC received in offering.

                            Flanders Corporation
               PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                June 30, 1996

                                                Historical
                                      -----------------------------
                                                                       Pro Forma
ASSETS                                    Company          CSC        Adjustments           Pro Forma
- ------------------------------------- -------------- -------------- --------------     --------------
Current Assets
  Cash and cash equivalents            $    389,202   $     16,816                      $    406,018
  Investment in subsidiaries              4,579,164           -        (4,579,164)<F1>          -
  Receivables:
    Trade                                11,995,879        804,843        (97,199)<F1>    12,703,523
    Other                                   516,120         16,792           -               532,912
    Notes receivable, inter-company                        435,689       (435,689)<F1>          -
  Inventories                             3,342,207      1,906,767           -             5,248,974
  Deferred income taxes                     137,961         19,324           -               157,285
  Other current assets                      264,007         80,589           -               344,596
                                      -------------- -------------- --------------     --------------
        Total current assets             21,224,540      3,280,820     (5,112,052)        19,393,308

Intangible Assets                         1,109,786        716,179		1,825,965
Other assets                                 23,116           -              -                23,116
Property plant and equipment, net         6,763,264      2,026,329           -             8,789,593
                                      -------------- -------------- --------------     --------------
                                       $ 29,120,706   $  6,023,328   $ (5,112,052)      $ 30,031,982
                                      ============== ============== ==============     ==============

LIABILITIES AND STOCKHOLDERS'EQUITY
- -------------------------------------
Current liabilities
  Notes payable                        $  2,757,369   $       -      $       -          $  2,757,369
  Current maturities of long-term debt      190,986         68,040           -               259,026
  Accounts payable                        4,201,794        523,484        (97,199)         4,628,079
  Income taxes payable                      553,961         69,000           -               622,961
  Other current liabilities               2,024,596         74,974       (435,689)         1,663,881
        Total current liabilities         9,728,706        735,498       (532,888)         9,931,316

Long-Term Debt, less current maturities   1,210,104        255,150           -             1,465,254
Deferred income taxes                       163,934        340,000           -               503,934
Commitments
                                      -------------- -------------- --------------     --------------
        Total liabilities                11,102,744      1,330,648       (532,888)        11,900,504
                                      -------------- -------------- --------------     --------------

Stockholders' Equity
  Capital stock                              13,533          1,000         (1,000)            13,533
  Paid-in capital                        11,991,664      4,578,164     (4,578,164)        11,991,664
  Retained earnings                       6,012,765        113,516           -             6,126,281
                                      -------------- -------------- --------------     --------------
        Total Stockholders' Equity       18,017,962      4,692,680     (4,579,164)        18,131,478
                                      -------------- -------------- --------------     --------------

                                       $ 29,120,706   $  6,023,328   $ (5,112,052)      $ 30,031,982
                                      ============== ============== ==============     ==============

<F1>
Elimination of inter-company payables, receivables and equity investments.